EXHIBIT 10.7

    THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY APPLICABLE STATE SECURITIES LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND FROM EXEMPTIONS FROM REGISTRATION UNDER APPLICABLE STATE SECURITIES LAWS. THE TRANSFER OF THESE SECURITIES IS RESTRICTED BY SUCH LAWS AND THE TERMS OF THIS AGREEMENT AND MAY NOT BE SOLD, OFFERED, TRANSFERRED OR OTHERWISE DISPOSED OF FOR VALUE EXCEPT PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT AND SUCH STATE LAWS AS MAY BE APPLICABLE, OR AN EXEMPTION THEREFROM TOGETHER WITH AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER FEDERAL OR STATE AGENCY OR AUTHORITY HAS PASSED ON, RECOMMENDED OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

    PENNSYLVANIA SECURITIES LAWS GENERALLY PROHIBIT PENNSYLVANIA RESIDENTS FROM SELLING THESE SECURITIES FOR A MINIMUM OF TWELVE MONTHS AFTER THE DATE OF PURCHASE.


================================================================================

                            PURCHASE AGREEMENT

                                 BETWEEN

                       CHEMICAL LEAMAN CORPORATION

                                   AND

                           EUGENE C. PARKERSON

                            September 10, 1996

================================================================================

                               PURCHASE AGREEMENT

     THIS PURCHASE AGREEMENT, dated September 10, 1996, is by and between CHEMICAL LEAMAN CORPORATION, a Pennsylvania corporation with offices at 102 Pickering Way, Exton, PA 19341-0200 (the "Company") and Eugene C. Parkerson, an individual residing in the Commonwealth of Pennsylvania (the "Employee").

                                   BACKGROUND

     Employee desires to purchase 58.25 shares of the common stock of the Company, par value $2.50 per share (the "Shares") from the Company and the Company desires to sell the Shares to Employee, and in connection therewith, the Company and Employee each desire to set forth certain limitations relating to the Shares, any other securities of the Company or any of its subsidiaries or affiliates (the "Affiliated Securities") and any Rights (as defined in Section 7 hereof) relating to securities of the Company or any of its subsidiaries or affiliates (collectively, the "Company Affiliates") held by Employee, all upon the terms and subject to the conditions set forth herein.

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

     1. Purchase and Sale of the Shares. Subject to the terms and conditions set forth herein, Employee hereby subscribes for and agrees to purchase from the Company and the Company hereby agrees to sell to Employee, on the date hereof, the Shares.

     2. Purchase Price. As full payment for the Shares, on the date hereof, Employee shall pay to the Company an amount equal to Six thousand dollars ($6,000.00) per Share, for an aggregate purchase price of Three hundred forty-nine thousand five hundred dollars ($349,500.00) (the "Purchase Price") by the delivery to the Company of (a) a cash payment of $100,656.00 and (b) a promissory note in the aggregate principal amount of $248,844.00 in substantially the form attached hereto as Exhibit A (the "Note"). Notwithstanding anything herein contained to the contrary, Employee shall only be personally liable under the Note and this Section 2 to the extent set forth in Paragraph 5 of the Note.

     3. Gross-Up Bonus. For so long as Employee is employed by the Company on the date that an interest payment is due and is paid to the Company under the Note, the Company shall pay to Employee, contemporaneously with the payment of such interest payment, a bonus (the "Bonus") in an amount equal to (i) the amount of such interest payment, plus (ii) the amount required to enable Employee to pay any Federal, state or other applicable taxes on such Bonus.

     4. Representations and Warranties of the Company. The Company represents and warrants as follows:

        a. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the Commonwealth of Pennsylvania, and has full corporate power and authority to carry on its business as it is now being conducted and to own and operate the properties and assets now owned and operated by it.

        b. The Company has the power and authority to execute, deliver and perform this Agreement. The Agreement is a valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, or similar laws affecting the enforcement of creditors' rights generally.

        c. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby do not and will not contravene any provision of the Articles of Incorporation or Bylaws of the Company; nor violate, be in conflict with, or constitute a default under, cause the acceleration of any payments pursuant to, or otherwise impair the good standing, validity or effectiveness of any agreement, contract, indenture, lease, or mortgage, or subject any property or asset of the Company to any indenture, mortgage, contract, commitment, or agreement, other than this Agreement, to which the Company is a party or by which the Company or any of its assets is bound; or violate any provision of law, rule, regulation, order, permit, or license to which the Company is subject.

        d. Upon issuance thereof, the Shares will be validly issued and outstanding, fully paid and nonassessable, not subject to preemptive or any other similar rights of the shareholders of the Company or others and will be free and clear of any and all liens and encumbrances (except for any restrictions imposed by this Agreement, by the Applicable Laws (as hereinafter defined) or by the Securities Act of 1933, as amended (the "Securities Act").

     5. Representations and Warranties of the Employee. The Employee hereby represents, warrants, acknowledges and/or agrees as follows:

        a. The Employee is acquiring the Shares solely for his own account, for investment purposes, and not with a view to resale or distribution of all or any part thereof. The Employee has no present arrangement, understanding or agreement for transferring or disposing of all or any part of the Shares. The Employee will not sell, transfer or otherwise dispose of any of his Shares, in any manner, unless at the time of any such transfer: (a) a Registration (as hereinafter defined) under the Securities Act and under the Applicable Laws is in effect with respect to the Shares to be sold, transferred or disposed of, and the Employee complies with all of the requirements of the Securities Act and the Applicable Laws with respect to the proposed transaction; or (b) the Employee has obtained and has provided to the Company an opinion from counsel reasonably satisfactory to the Company (as to both the counsel rendering such opinion and the substance of the opinion) that the proposed sale, transfer or disposition does not require Registration under the Securities Act or the Applicable Laws. As used herein: the term "Registration" means registration under the Securities Act and, with respect to the Applicable Laws, such registration thereunder (or, with respect to any of the Applicable Laws which do not provide for registration, such compliance therewith which is similar to registration) which has then resulted in statutory or administration authorization for the proposed transaction; and the term "Applicable Laws" means any applicable state securities laws and any other applicable law.

        b. The Employee has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Shares and to form an investment decision with respect thereto. Prior to the execution of this Agreement, the Employee and his advisers, if any, have received and carefully read the Company's current quarterly and last annual audited financial statements. The Employee and his advisers, if any, have also made such other investigation, review, examination and inquiry concerning the Company and its business and affairs as they have deemed appropriate; and the Employee and his advisers, if any, have been offered the opportunity to ask such questions and obtain such additional information concerning the Company and its business and affairs as they have requested so as to understand the nature of the investment in the Shares, including, without limitation, the merits and risks thereof, and to verify the accuracy of the information obtained as a result of such investigation.

        c. The Employee has received and carefully read the Company's financial statements for the years ended December 31, 1996 and December 31, 1995. Other than as may be set forth herein, the Employee has not received any other written material or oral representation of any person with respect to the Company or this Agreement. Further, the Employee has had the opportunity to ask questions of, and receive answers from, officers and directors of the Company and persons acting on its behalf concerning the terms and conditions of this Agreement. The Employee has received sufficient information relating to the Company to enable her to make an informed decision with respect to Employee's investment in the Company.

        d. The Employee has adequate net worth and means of providing for his current needs and personal contingencies and can afford to sustain a complete loss of the Employee's investment in the Company. The Employee recognizes that an investment in the Company is speculative and involves certain risks, and the Employee has taken full cognizance of and understands and can evaluate all of the risks of the investment in the Shares. The Employee acknowledges that these risks include, without limitation, the following:

          (1) The Company and its operations are subject to all the risks inherent in the establishment and growth of a business in the trucking industry. The likelihood of the success of the Company must be considered in light of the problems, complications and delays frequently encountered in connection with the trucking industry. There can be no assurance that the Company will operate at a profit.

          (2) The Shares represent a minor portion of the outstanding capital stock of the Company. Thus, it can be expected that the current majority owners, by virtue of their percentage share ownership, will continue to have the unrestricted ability to determine the composition of the Board of Directors and the policies of the Company.

          (3) It is highly unlikely that dividends will be paid with respect to the Shares. Moreover, there can be no assurance that the operations of the Company will generate sufficient revenues to enable the Company to declare or pay dividends on or make distributions with respect to the Shares, or that such dividends shall be permitted by the terms of the Company's credit facility with its senior lender.

          (4) The Employee recognizes that:

              (a) The existing shareholders of the Company (i.e., those who have been issued capital stock prior to the date hereof) have paid different amounts per share for their shares of common stock.

              (b) The Company does not represent nor has it been implied that any of the Shares can be resold at the offering price.

              (c) The Employee acknowledges that no Federal, state or foreign agency has passed upon, approved, recommended or endorsed the merits of the Shares for investment, or for any other purpose.

     e. The Employee understands that the Shares are being offered and sold in reliance on specific exemptions from the registration requirements of Federal and state law and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings set forth herein in order to determine the applicability of such exemptions and the suitability of the Employee to acquire the Shares.

     f. The Employee understands that (i) there is no established market for the Shares, nor is any such market expected to develop, and (ii) neither the Company nor any other person has any obligation or intention to effect the Registration of the Employee's Shares for sale, transfer or disposition by the Employee under the Securities Act or the Applicable Laws, or to take any action or provide any information (including, without limitation, the filing of reports or the publication of information required by Rule 144 under the Securities Act) which would make available any exemption from the Registration requirements of the Securities Act or the Applicable Laws. The Employee must therefore hold his Shares indefinitely unless a subsequent Registration or exemption therefrom is available and is obtained.

     g. The Employee understands that he is not entitled to cancel, terminate or revoke this subscription, except as may otherwise be set forth in this Section 5.

     h. (1) If the Employee is a Pennsylvania resident, the Employee has received and read the notice of his right to withdraw under certain circumstances his subscription for Shares hereunder. The Employee represents that he understands that, in accepting an offer made pursuant to this Agreement to purchase Shares hereby, the Employee may elect, within two business days after the Company is in receipt of this executed Agreement, to withdraw from the Agreement and receive a full refund of all monies paid for the Shares. Such withdrawal will be without any further liability to the Employee. To accomplish this withdrawal, the Employee need only send a letter or a telegram to the Company indicating his intention to withdraw. If a letter is sent, the Employee understands that it should be sent by registered or certified mail, return receipt requested, to ensure that it is received and also to evidence the date on which it is mailed. If the Employee orally requests to withdraw, he should ask for written confirmation that the request has been received.

          (2) The Employee also agrees that he will not sell any of the Shares acquired hereby within twelve months from the date of purchase except in accordance with the requirements of the Pennsylvania Securities Act of 1972, as amended, as well as the Securities Act.

        i. No broker or finder has acted for the Employee in connection with his purchase of the Shares and no broker or finder is entitled to any broker's or finder's fees or other commissions in connection therewith based on agreements between the Employee and any broker or finder.

        j. The Employee is a resident of the Commonwealth of Pennsylvania. If an individual, the Employee is a citizen of the United States of America, is at least 21 years of age, and has the legal capacity to execute, deliver and perform this Agreement.

        k. All information which the Employee has provided to the Company concerning such Employee, such Employee's financial position and such Employee's knowledge of financial and business matters, including all information contained herein, is true and complete as of the date hereof.

        l. Appropriate restrictive endorsement(s) will be placed upon the certificates evidencing the Shares subscribed to hereby to reflect the foregoing and that the Company will give appropriate stop transfer instructions to the person(s) in charge of the transfer of the Employee's Shares.

     6. Restrictive Legend. Stock Certificates representing the Shares issued to the Employee pursuant hereto shall bear the following legends:

    THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE PLEDGED, HYPOTHECATED, SOLD

    OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS OR A SATISFACTORY OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH PLEDGE, HYPOTHECATION, SALE OR TRANSFER IS EXEMPT THEREFROM UNDER ANY SUCH ACT AND APPLICABLE STATE SECURITIES LAWS.

    THE HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE AGREES BY ACCEPTANCE HEREOF THAT SUCH HOLDER WILL NOT SELL ANY OF SUCH SECURITIES WITHIN TWELVE MONTHS FROM THE DATE OF THE PURCHASE THEREOF EXCEPT IN ACCORDANCE WITH THE REQUIREMENTS OF THE PENNSYLVANIA SECURITIES ACT OF 1972, AS AMENDED.

     7. Termination of Options, Warrants and other Rights. Employee hereby cancels and terminates in all respects any and all Rights that may be held by Employee on the date hereof (collectively, the "Terminated Rights"). On the date hereof, Employee has delivered to the Company for cancellation any original documents in Employee's control or possession evidencing or representing any such Terminated Rights. Employee hereby releases the Company, the Company Affiliates, their respective directors, officers, employees and agents, and their respective successors and assigns, from any liability to Employee whatsoever relating to, arising out of, or in connection with, such Terminated Rights. The foregoing provisions shall not be construed to limit the ability of the Company to grant or issue to Employee, after the date hereof, any similar rights to acquire any capital stock or other securities of the Company and/or the Company Affiliates, including options or warrants. For purposes of this Agreement, "Rights" shall mean any contracts, subscriptions, calls, rights to convert, commitments or rights of any character or kind, including without limitation, options or warrants, to purchase or otherwise acquire or to require the Company and/or the Company Affiliates, to issue any capital stock or other securities of the Company and/or any other Affiliated Securities.

     8. Mandatory Company Obligation to Repurchase Shares at Premium On Occurrence of Certain Events.

        a. In the event (i) that the Employee shall die ("Death"), (ii) of the disability of the Employee such that Employee is unable to perform his or her duties and responsibilities to the Company or any Company Affiliate to the full extent required by reasons of illness, injury or incapacity for a period of more than one hundred twenty (120) consecutive days or more than two hundred seventy
(270) days, in the aggregate, during any three hundred sixty-five (365) day period ("Disability"), or (iii) Employee shall retire at reaching 65 years of age (or at such earlier age as may be agreed by Employee and the Company) ("Retirement" and together with Death and Disability, collectively the "Section 8 Events"), the Company shall (unless otherwise prevented by law) redeem all of the Shares owned by the Employee at the time of such Section 8 Event. The purchase price for the Shares so redeemed pursuant to the provisions of this Section 8 shall be equal to the greater of (x) the price paid for such Shares by the Employee, and (y) the fair market value of such Shares, which shall be mutually agreed upon by the Employee and Company; provided that, in the event the Employee and Company cannot agree upon the fair market value for such Shares within thirty (30) days following the Section 8 Event in question, the fair market value of such Shares shall be determined by appraisal (pursuant to Sections 8(b) and 8(c) hereof).

     b. Such appraisal shall be conducted by an independent investment banking firm engaged by Company and agreed upon by the Employee (or Employee's personal representative or executor, if applicable); provided, however, that if the Company and Employee (or Employee's personal representative or executor, if applicable) cannot agree on an appraiser within forty (40) days following the
Section 8 Event in question, each of the Company and Employee (or Employee's personal representative or executor, if applicable) shall within five (5) days thereafter select one appraiser, and such appraisers shall mutually agree within forty five (45) days thereafter upon the value of such Shares; and further provided, if such appraisers cannot mutually agree upon the value of such Shares, the appraisers shall (on or prior to such forty fifth (45th) day) mutually agree upon a third appraiser, which third appraiser shall determine, in its sole discretion, the value of such Shares. The Company shall be responsible for all of the costs of such appraisal. Any time periods set forth in this
Section 8 shall be adjusted in order to account for any delay caused by such appraisal.

     c. If the determination of the fair market value of the Shares by the appraiser(s) depends on or takes into account the net income or projected net income of the Company for any prior or future period, the appraiser(s) shall be directed to exclude from such net income or projected net income any amounts paid or projected to be paid to or for the benefit of David R. Hamilton and to George McFadden in excess of their base salary and consulting fees and other base compensation, if any.

     d. Settlement for the purchase of such Shares by the Company pursuant to this Section shall be made within one (1) year following the date of the Section 8 Event, unless the Company for any reason is legally prohibited from redeeming any of those Shares, in which case the Company shall thereafter redeem such shares on the earliest date(s) on which the Company is no longer so prohibited from redeeming such Shares, or unless the Company has not obtained all required third party consents to such purchase, in which case settlement shall occur as promptly as practicable following the date that the Company shall obtain such consents. The Company hereby agrees to use its best efforts to obtain all such requisite third party consents. All settlements for the purchase and sale of such Shares shall, unless otherwise agreed to by the Company and Employee (or Employee's personal representative or executor, if applicable), be held at the principal offices of the Company during regular business hours. The precise date and hour of settlement shall be fixed by the Company (within the time limits allowed by the provisions of this Section) by notice in writing to Employee (or Employee's personal representative or executor, if applicable) given at least five (5) days in advance of the settlement date specified. At settlement, the Shares being sold shall be delivered by Employee

(or Employee's personal representative or executor, if applicable) to the Company, duly endorsed for transfer or with executed stock powers attached, with any necessary documentary and transfer tax stamps affixed by Employee.

     9. Mandatory Company Obligation to Repurchase Shares at Premium On Occurrence of Other Events.

        a. In the event that (i) the Employee voluntarily resigns from the Company or a Company Affiliate, as the case may be (except as set forth in Section 10 below) or (ii) the Employee is terminated without Cause (as defined below) (any of the foregoing, a "Section 9 Event"), the Company shall (unless otherwise prevented by law), redeem up to all of the Shares owned by the Employee at the time of such Section 9 Event. The purchase price for any Shares redeemed pursuant to the provisions of Section 9(a)(i) hereof shall be equal to
(x) the greater of the price paid by the Employee for each such Share, and (y) an amount equal to two-thirds of the fair market value of such Shares (as determined in accordance with the provisions of Section 8 hereof). The purchase price for any Shares redeemed pursuant to the provisions of Section 9(a)(ii) hereof shall be equal to the greater of (r) the price paid by the Employees for each such Share, and (s) the fair market value of such Shares (as determined in accordance with the provisions of Section 8 hereof.

        b. Settlement for the purchase of such Shares by the Company pursuant to this Section shall be made within one (1) year following the date of the Section 9 Event, unless the Company for any reason is legally prohibited from redeeming any of those Shares, in which case the Company may thereafter redeem such shares on the earliest date(s) on which the Company is no longer so prohibited from redeeming such Shares, or unless the Company has not obtained all required third party consents to such purchase, in which case settlement shall occur as promptly as practicable following the date that the Company shall obtain such consents. The Company hereby agrees to use its best efforts to obtain all such requisite third party consents. Settlement for the purchase and sale of such Shares shall, unless otherwise agreed to by the Company and Employee, be held at the principal offices of the Company during regular business hours. The precise date and hour of settlement shall be fixed by the Company (within the time limits allowed by the provisions of this Section) by notice in writing to Employee given at least five (5) days in advance of the settlement date specified. At settlement, the Shares being sold shall be delivered by Employee to the Company, duly endorsed for transfer or with executed stock powers attached, with any necessary documentary and transfer tax stamps affixed by Employee in exchange for the purchase price therefor.

    10. Optional Company Right to Repurchase Shares for Purchase Price Thereof.

        a. In the event (each of the following, a "Section 10 Event") that the Employee's employment with the Company or a Company Affiliate shall cease as a consequence of (a) the Employee's willful or gross malfeasance or gross misconduct with respect to the Company or a Company Affiliate, including without limitation, fraud, embezzlement, theft or proven dishonesty in the course of his employment or (b) Employee's conviction of a felony (the events described in subsections (a) and (b), collectively, "Cause"), the Company may (unless otherwise prevented by law), at its option, upon written notice thereof given within 30 days of such Section 10 Event and upon the tender of payment therefor, redeem all of the Shares owned by the Employee at the time of such Section 10 Event. The purchase price for any Shares so redeemed pursuant to the provisions of this Section 10 shall be equal to the price paid by the Employee for such Shares.

        b. Settlement for the purchase of such Shares by the Company pursuant to this Section shall be made within one (1) year following the date of the Section 10 Event, unless the Company for any reason is legally prohibited from redeeming any of those Shares, in which case the Company may thereafter redeem such shares on the earliest date(s) on which the Company is no longer so prohibited from redeeming such shares, or unless the Company has not obtained all required third party consents to such purchase, in which case settlement shall occur as promptly as practicable following the date that the Company shall obtain such consents. All settlements for the purchase and sale of such Shares shall, unless otherwise agreed to by the Company and Employee, be held at the principal offices of the Company during regular business hours. The precise date and hour of settlement shall be fixed by the Company (within the time limits allowed by the provisions of this Section) by notice in writing to Employee given at least five (5) days in advance of the settlement date specified. At settlement, the Shares being sold shall be delivered by Employee to the Company, duly endorsed for transfer or with executed stock powers attached, with any necessary documentary and transfer tax stamps affixed by Employee.

    11. Company Purchase Option.

        a. Employee shall not (either during or following Employee's employment with the Company) transfer, sell, donate, pledge or otherwise dispose of or encumber (collectively, "Transfer") any Shares except as provided in this
Section 11.

        b. In the event Employee (either during or following Employee's employment with the Company) desires to in any way directly or indirectly, Transfer, either voluntarily or involuntarily, all or any portion of his Shares, Employee shall first obtain a bona fide written offer which he desires to accept (hereinafter called the "Offer") to purchase the Shares which he desires to sell ("Offered Shares"). Employee shall then provide written notice to the Company of such desire which notice shall set forth the price per share for the Offered Shares set forth in the Offer, and the other terms and conditions upon which Employee shall sell the Offered Shares. The purchase price payable by the Company for such Offered Shares shall be equal to the price per Share paid by the Employee for such Shares.

        c. For a period of fifteen (15) days after the delivery to the Company of notice of the Offer, the Company shall have the option, exercisable by written notice to Employee, to purchase the Offered Shares for the purchase price set forth above. If the Company does not exercise its option to purchase the Offered Shares within the applicable fifteen (15) day period, the Company's option to purchase the Offered Shares shall terminate and Employee shall have the right to sell the Offered Shares to the third party making the Offer at a purchase price not less than the purchase price set forth in the Offer and substantially in accordance with the other terms and conditions of the Offer; provided, however, that if a Transfer to such third party is not consummated within ninety (90) days after the expiration of the foregoing fifteen (15) day period at a purchase price not less than the purchase price set forth in the Offer and substantially in accordance with the other terms and conditions of the Offer, Employee shall not be entitled to Transfer the Offered Shares unless a new Offer is obtained and the Offered Shares are then reoffered to the Company in accordance with the foregoing procedures of this Section.

        d. Settlement for the purchase of Offered Shares by the Company pursuant to this Section shall be made within thirty (30) days following the date of exercise of the option. Settlements for the purchase and sale of Offered Shares shall, unless otherwise agreed to, be held at the principal offices of the Company during regular business hours. The precise date and hour of settlement shall be fixed by the Company (within the time limits allowed by the provisions of this Agreement) by notice in writing to Employee given at least five (5) days in advance of the settlement date specified. At settlement, the Offered Shares being sold shall be delivered by Employee to the Company, duly endorsed for transfer or with executed stock powers attached, with any necessary documentary and transfer tax stamps affixed by Employee.

        e. This Section shall not apply to a transfer of Shares by Employee to his spouse, parents, siblings or lineal descendants or any such persons or to a trust for the benefit of any of the foregoing (including trusts for such Employee's benefit); provided, that any such transferee shall agree in writing to be bound by, and to comply with, all applicable provisions of this Agreement; provided, further, that any shares so transferred shall be held by the transferee subject to the rights, obligations, sale/repurchase rights and other burdens which would be imposed on Employee with respect to such Shares as if he had not transferred the shares.

        f. In connection with, and as a condition of, permitting any Transfer or delivery of stock certificates under this Section, the Company may require Employee to pay to it a sufficient sum to enable it to pay, or to reimburse it for any payment made in respect of, any stamp tax or other governmental charge in connection with such transfer or delivery.

        g. The provisions of this Section 11 shall remain in full force and effect until the closing of the first public offering of the Company's common stock after the date hereof.

    12. Noncompetition: Non-Solicitation; Proprietary Information; Property.

        a. The Employee shall not, during all times (the "Term") that he is employed or retained by, or otherwise associated with, the Company or a Company Affiliate and for a period of twelve months thereafter (the "Restricted Period"), do any of the following directly or indirectly without the prior written consent of the Company:

          (1) engage or participate in any business activity competitive with the Company's business, or the business of any of the Company Affiliates, as same are conducted during the Term with respect to any period during the Term, or upon the termination of the Term with respect to the balance of the Restricted Period (the "Business");

          (2) become interested in (as owner, stockholder, lender, partner, co-venturer, director, officer, employee, agent, consultant or otherwise) any person, firm, corporation, association or other entity engaged in any business that is competitive with the Business during the Term or the balance of the Restricted Period, or become interested in any portion of the business of any person where such portion of such business is competitive with the Business during the Term or the balance of the Restricted Period. Notwithstanding the foregoing, Employee may hold not more than one percent (1%) of the outstanding securities of any class of any publicly-traded securities of a company that is so engaged.

        b. Employee shall not, during the Term and for the balance of the Restricted Period, do any of the following, directly or indirectly, without the prior written consent of the Company:

          (1) solicit, call on, or in any way contact, either directly or indirectly, whether on behalf of Employee or any other person, any account, client, customer or supplier with whom (or which) the Company or a Company Affiliate shall have dealt at any time during the Term or for the two (2) year period immediately preceding the Term;

          (2) influence or attempt to influence any supplier, customer or potential customer of the Company or a Company Affiliate to terminate or modify any written or oral agreement or course of dealing with the Company or a Company Affiliate;

          (3) employ or retain, or arrange to have any other person or entity employ or retain, any person who shall have been employed or retained by the Company or a Company Affiliate as an employee, consultant, agent, distributor or in a similar such capacity at any time during the Term; or

          (4) influence or attempt to influence any such person to terminate or modify his employment, consulting, agency, distributorship or other arrangement with the Company or a Company Affiliate.

        c. (1) Employee recognizes and acknowledges that the Proprietary Information (as hereinafter defined) is a valuable, special and unique asset of the business of the Company. As a result, both during the Term and thereafter, Employee shall not, without the prior written consent of the Company, for any reason either directly or indirectly divulge to any third-party or use for his own benefit, or for any purpose other than the exclusive benefit of the Company, any confidential, proprietary, business and technical information or trade secrets of the Company or of any Company Affiliate ("Proprietary Information") revealed, obtained or developed in the course of his retention with the Company or Company Affiliate.

Such Proprietary Information shall include, but shall not be limited to, any information relating to research, computer codes or instructions, costs, business studies, business procedures, finances, marketing data, methods, plans and efforts, the identities of customers, contractors and suppliers and prospective customers, contractors and suppliers, the terms of contracts and agreements with customers, contractors and suppliers, personnel information, customer and vendor credit information, and any other confidential information relating to the business of the Company, provided, that nothing herein contained shall restrict Employee's ability to make such disclosures during the Term as may be necessary or appropriate to the effective and efficient discharge of his duties to the Company or as such disclosures may be required by law, and further provided, that nothing herein contained shall restrict Employee from divulging or using for his own benefit or for any other purpose any Proprietary Information which is readily available to the general public so long as such information did not become available to the general public as a direct or indirect result of Employee's breach of this Section 12(c)(1). Failure by the Company to mark any of the Proprietary Information as confidential or proprietary shall not affect its status as Proprietary Information under the terms of this Agreement.

          (2) In the event that the Employee is requested pursuant to, or required by, applicable law or regulation or by legal process to disclose any such Confidential Information, the Employee shall provide the Company with prompt notice of such request or the receipt of legal process to enable the Company to seek an appropriate protective order, to consult with the Company with respect to the taking of steps to resist or narrow the scope of such request or process, and/or waive compliance in whole or in part with the Employee's agreement to maintain the confidentiality of such data or information. If and to the extent after the foregoing notice, in the absence of a protective order or receipt of a waiver under this Agreement, the Employee is, in the written opinion of the Employee's counsel, compelled to disclose such data or information or be liable for contempt or suffer censure or penalty or violate applicable laws or regulations, the Employee may disclose such data or information without liability to the Company under this Agreement.

        d. All right, title and interest in and to Proprietary Information shall be and remain the sole and exclusive property of the Company. During the Term, Employee shall not remove from the Company's offices or premises any documents, records, notebooks, files, correspondence, reports, memoranda or similar materials of or containing Proprietary Information, or other materials or property of any kind belonging to the Company unless necessary or appropriate in accordance with his employment and, in the event that such materials or property are removed, all of the foregoing shall be returned to their proper files or places of safekeeping as promptly as possible after the removal shall serve its specific purpose. Employee shall not make, retain, remove and/or distribute any copies of any of the foregoing for any reason whatsoever, except as disclosure shall be necessary in the performance of his duties; and upon the termination of the Term, he shall leave with or return to the Company all originals and copies of the foregoing then in his possession, whether prepared by Employee or by others.

        e. Employee acknowledges that the restrictions contained in this Section 12 are reasonable and necessary to protect the legitimate interests of the Company and its affiliates and that the Company would not have entered into this Agreement in the absence of such restrictions. Employee also acknowledges that any breach by him of this Section 12 will cause continuing and irreparable injury to the Company for which monetary damages would not be an adequate remedy. Employee shall not, in any action or proceeding to enforce any of the provisions of this Agreement, assert the claim or defense that such an adequate remedy at law exists. In the event of such breach by Employee, the Company shall have the right to enforce the provisions of this Section 12 by seeking injunctive or other relief in any court, and this Agreement shall not in any way limit remedies of law or in equity otherwise available to the Company. If an action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to recover, in addition to any other relief, reasonable attorneys' fees, costs and disbursements. In the event that the provisions of this Section 12 should ever be adjudicated to exceed the time, geographic, or other limitations permitted by applicable law in any applicable jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic, or other limitations permitted by applicable law. In the event that Employee shall be in breach of any of the restrictions contained in Sections 12(a) and/or (b) hereof, then the Restricted Period shall be extended for a period of time equal to the period of time that Employee is in breach of such restriction.

    13. Change of Control.

        a. If at any time while Employee is employed by the Company or a Company Affiliate (i) there shall occur a Change of Control (as defined below) or (ii) David R. Hamilton shall cease to be Chairman and Chief Executive Officer of the Company (each of the foregoing, a "Section 13 Event"), then Employee may elect at any time within twenty-four months after such event to terminate Employee's employment upon thirty days prior written notice given at any time within said twelve months, such termination to be effective at the expiration of said thirty day period.

        b. In the event that following the occurrence of a Section 13 Event, (i) Employee makes such election to terminate Employee's employment as set forth in
Section 13 (a) hereof, or (ii) Employee's employment shall be terminated by the Company or a Company Affiliate (other than for Cause) within twenty-four months following the occurrence thereof, then Employee shall receive severance payments in accordance with Section 14 hereof "Employee Severance".

        c. For purposes of this Section 13, a "Change of Control" means the sale, transfer, assignment or other disposition (including by merger or consolidation) by stockholders of the Company, in one transaction or a series of related transactions, such that following such transaction(s) David R. Hamilton and George McFadden, collectively, cease to own (directly, or indirectly through their Affiliates) more than fifty percent (50%) of the voting power represented by the then outstanding stock of the Company. For these purposes,

"Affiliate" means (i) any entity directly or indirectly controlling, controlled by or under common control with such stockholder, (ii) any immediate family member of such stockholder, or (iii) any trust for the benefit of such stockholder or any immediate family member of such stockholder.

     14. Employee Severance. In the event that (a) Employee's employment with the Company or a Company Affiliate shall be terminated at any time by the Company (or a Company Affiliate, as the case may be) under the circumstances described in Section 13 (b) hereof following the occurrence of a Section 13 Event, then Employee shall, for a period of not less than twelve months following the termination of Employee's employment, continue to receive Employee's base salary and benefits package including the use of a company car and related costs, reimbursement of club dues, health and dental plan, participation in the Company's Pension and 401 (k) plans and any additional employee benefits which may be in effect at the time of such termination. Base salary shall continue to be inclusive of all applicable income, social security and other taxes and charges which are required by law to be withheld by the Company and in accordance with Company's normal payroll practices for its executives from time to time in effect.

     15. Notice. Any notice or communication required or permitted under this Agreement shall be made in writing and sent by certified or registered mail, return receipt requested, addressed as follows:

        If to the Company:

            Chemical Leaman Corporation
            102 Pickering Way
            Exton, PA 19341
            Fax: (610) 363-4233

        If to the Employee:

            Eugene C. Parkerson
            c/o Chemical Leaman Corporation
            102 Pickering Way
            Exton, PA 19341
            Telephone (610) 3634256

or to such other address as either party may from time to time duly specify by notice given to the other party in the manner specified above.

     16. Gender; Number. All pronouns and other words used herein shall include all genders and the singular and the plural as the context requires.

     17. Headings. The headings of the Sections located herein are for convenience only, and they are not part of this Agreement and shall not affect its interpretation.

     18. Applicable Law. This Agreement shall be governed by and be construed in accordance with the internal laws of the Commonwealth of Pennsylvania, without regard to the principles of conflicts of laws thereof.

     19. Entire Agreement. This Agreement constitutes the entire understanding among the parties with respect to the subject matter hereof, and supersedes any prior understanding and/or written or oral agreements among them with respect thereto, except as may be contained herein. This Agreement may not be changed or modified, except by an Agreement in writing signed by each of the parties hereto.

     20. No Third Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective permitted successors and assigns, and neither this Agreement, nor any provision hereof shall be construed as conferring and are not intended to confer any rights on any other persons. In furtherance and not in limitation of the foregoing, the parties hereto acknowledge and agree that the Shares being sold hereunder are being sold by the Company pursuant to this Agreement only, and are not being sold pursuant to a plan or other arrangement generally available to the Company's employees.

     21. Binding Effect. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefits of the parties hereto, their successors and assigns.

     22. Assignment. The Employee agrees not to transfer or assign this Agreement, or any of the Employee's interest herein, and further agrees that the transfer or assignment of the Shares shall be made only in accordance with applicable laws and the terms of this Agreement.

     23. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.

     IN WITNESS WHEREOF, the parties executed this Purchase Agreement on the date and year first written above.

                                    CHEMICAL LEAMAN CORPORATION

                                    BY: /s/ David R. Hamilton
                                        ----------------------------------------
                                        Title:


                                    EUGENE C. PARKERSON

                                        /s/ Eugene C. Parkerson
                                        ----------------------------------------
                                        Signature